SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2006

FOUNTAIN POWERBOAT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14712	56-1774895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Drawer 457

Washington, North Carolina 27889

(Address of principal executive offices)

Registrant’s telephone number, including area code: (252) 975-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(In this Current Report on Form 8-K, the words “we,” “our” and similar terms refer to the Registrant, Fountain Powerboat Industries, Inc.)

On July 12, 2006, we and our operating subsidiary, Fountain Powerboats, Inc. (“FPI”), entered into a Loan Agreement with Regions Bank (the “Lender”) that provides for a secured, non-revolving line of credit under which FPI may obtain up to an aggregate of $5 million in loans from the Lender during the one-year term of the agreement (the “Loan Agreement”). FPI will use loans it obtains under the Loan Agreement to finance its production of boats for display or demonstration at dealer meetings, boat shows, performance trials and factory demonstrations and that are of a configuration that are not available from a dealer’s stock. Boats financed with loans under the Loan Agreement will be sold to dealers after they are no longer needed by FPI.

Each loan under the Loan Agreement will be repayable in full one year following the loan date or, if earlier, upon the sale or transfer of the boat that secures that loan. FPI may obtain a six-month extension of the maturity of any loan upon repayment of at least 20% of the outstanding loan amount prior to the loan maturity date. We have fully and unconditionally guaranteed all of FPI’s obligations under the Loan Agreement.

At FPI’s option, and subject to the terms and conditions of the Loan Agreement, each loan will bear interest from the loan date on its unpaid balance at a rate equal to (1) the higher of the federal funds rate, as in effect from time to time, plus one-half of one percent per annum, or the Lender’s prime lending rate as in effect from time to time, or (2) a rate calculated as provided in the Loan Agreement based on LIBOR.

FPI’s obligations in connection with each loan will be secured by a lien on the boat for which that loan was obtained. Additionally, collateral documents that FPI and we entered into with the Lender on September 19, 2005, to secure FPI’s and our obligations under a $16,5000,000 term loan agreement (including a (1) Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement, (2) Security Agreement, and (3) Pledge Agreement), have been amended to also secure loans under the Loan Agreement. As a result, FPI’s and our obligations under the Loan Agreement are secured by all real estate and all furniture, fixtures and equipment owned by FPI and associated with its manufacturing facilities in Washington, North Carolina, all FPI’s and our accounts receivable, inventory and other assets, and all shares of FPI’s capital stock that we own.

The Loan Agreement contains various other affirmative and negative covenants by FPI and us (including financial covenants), representations by FPI and us, and terms relating to events of default and the Lender’s remedies. Copies of the Loan Agreement and amendments to the collateral documents are attached as Exhibits to this Report.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Loan Agreement dated July 12, 2006, between Fountain Powerboats, Inc., Fountain Powerboat Industries, Inc., and Regions Bank

10.2	First Amendment dated July 12, 2006, to Deed Of Trust, Assignment Of Rents, Security Agreement and Financing Statement dated September 19, 2005

10.3	First Amendment dated July 12, 2006, to Pledge Agreement dated September 19, 2005

10.4	First Amendment dated July 12, 2006, to Security Agreement dated September 19, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

FOUNTAIN POWERBOAT INDUSTRIES, INC.
(Registrant)

Date: August 23, 2006	By:	/S/ Irving L. Smith
Irving L. Smith
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Loan Agreement dated July 12, 2006, between Fountain Powerboats, Inc., Fountain Powerboat Industries, Inc., and Regions Bank

10.2	First Amendment dated July 12, 2006, to Deed Of Trust, Assignment Of Rents, Security Agreement and Financing Statement dated September 19, 2005

10.3	First Amendment dated July 12, 2006, to Pledge Agreement dated September 19, 2005

10.4	First Amendment dated July 12, 2006, to Security Agreement dated September 19, 2005